Exhibit 4.1
NEITHER THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.
WARRANT TO PURCHASE
SHARES OF COMMON STOCK
OF
AVALO THERAPEUTICS, INC.
No. of Shares of Common Stock: [______]
Date of Issuance: March [●], 2024
FOR VALUE RECEIVED, the undersigned, Avalo Therapeutics, Inc., a Delaware corporation (together with its successors and assigns, the “Issuer” or the “Company”), hereby certifies that [●] ( the “Holder”) or its permitted assigns is entitled to subscribe for and purchase, during the Term (as hereinafter defined), in accordance with the terms of this Warrant (as defined below), this Warrant shall entitle the registered owner thereof to purchase such number of shares of common stock, par value $0.001 per share, of the Issuer as set forth above, at an exercise price of $5.796933 per share (the “Warrant Price”), or a number of shares of Series C Preferred Stock, par value $0.001 per share, of the Issuer, convertible into the number of shares of common stock the Warrant is then exercisable into (together with the common stock, the “Shares” or “Warrant Shares”), in each case subject to adjustment herein. This Warrant is issued in accordance with, and subject to, the terms and conditions of the Purchase Agreement (as defined below). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.
1.    Term. The Holder may exercise this Warrant for a period which shall (a) commence on (i) the date hereof if exercised for shares of Series C Preferred Stock, or (ii) upon receipt of the Requisite Stockholder Approval if exercised for shares of Common Stock, and (b) expire on the earlier of (i) the fifth (5th) anniversary of the date of issuance or (ii) the thirty first (31st) day following the public announcement of the first patient dosed in a phase 2 trial of AVTX-009 in hidradenitis suppurativa (such date in (ii) hereinafter the “Dosing Date”); provided, however, if the Requisite Stockholder Approval has not been received as of the Dosing Date, then the expiration date shall be the earlier of (x) the fifth (5th) anniversary of the date of issuance or (y) the thirty first (31st) day following the receipt of the Requisite Stockholder Approval (such period being the “Term”).
2.    Method of Exercise; Payment; Issuance of New Warrant; Transfer and Exchange.
(a)    Time of Exercise. The purchase rights represented by this Warrant may be exercised in whole or in part during the Term.

(b)    Method of Exercise. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times during the Term by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in this Section 2(b)) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Warrant Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation as soon as reasonably practicable of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s Principal Market with respect to the Shares as in effect on the date of delivery of the Notice of Exercise.
(c)    Issuance of Shares. In the event of any exercise of this Warrant in accordance with and subject to the terms and conditions hereof, including the payment to the Company of the aggregate Warrant Price for the Warrant Shares, the Warrant Shares shall be issued and registered in the Issuer’s register of members in the name of the Holder, or, at the request of the Holder (provided that a registration statement under the Securities Act providing for the resale of the Warrant Shares is then in effect or that the Warrant Shares are otherwise exempt from registration), issued and delivered to the Depository Trust Company (“DTC”) account on the Holder’s behalf via the Deposit Withdrawal At Custodian (“DWAC”) by the date that is the earlier of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, and (ii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Delivery Date”), and for purposes of Regulation SHO of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, the Holder hereof shall be deemed to be the holder of the Warrant Shares so purchased as of the date of such exercise. Notwithstanding the foregoing to the contrary, the Issuer or its transfer agent shall be obligated to issue and deliver the Warrant Shares to the DTC on a holder’s behalf via DWAC only if such exercise is in connection with a sale or contemplated or proposed sale of the Warrant Shares or other exemption from registration by which the Warrant Shares may be issued without a restrictive legend and the Issuer’s transfer agent is participating in DTC through the DWAC system. The Company agrees to maintain a transfer agent that is a participant in the FAST program of DTC so long as this Warrant remains outstanding and exercisable. This Warrant shall be exercisable, either in its entirety or, from time to time, for part only of the number of Warrant Shares referenced by this Warrant. If this Warrant is submitted in connection with any partial exercise and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the actual number of Warrant Shares being acquired upon such exercise, then the Company shall, as soon as practicable, and in no event later than two Trading Days after any exercise, and at its own expense, issue a new Warrant of like tenor representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. With respect to partial exercises of this Warrant, the Issuer shall keep written records for the Holder of the number of Warrant Shares exercised as of each date of exercise.
(d)    Compensation for Buy-In on Failure to Timely Deliver Shares upon Exercise. In addition to any other rights available to the Holder, if the Issuer fails to cause its transfer agent to issue and register such Warrant Shares in the Issuer’s register of stockholders in the name of the Holder, as applicable, pursuant to an exercise on or before the Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise), or the Holder’s broker otherwise purchases, Shares to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Issuer shall (1) pay in cash to the Holder (in addition to any other remedies available to or elected by such Holder) the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Shares so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Issuer was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of Shares that would have been issued had the Issuer timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Issuer shall be required to pay the Holder $1,000. The Holder shall provide the Issuer written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Issuer. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Issuer’s failure to timely deliver certificates representing Shares or register such Warrant Shares in book-entry form in the name of the Holder, as applicable, upon exercise of this Warrant as required pursuant to the terms hereof.
(e)    Restrictions on Transfer; Restrictive Legend. In connection with any permitted transfer of the Warrants, it shall be a condition of such transfer that the transferee agree to be bound by the terms of this Section 2(e) and the other terms of this Agreement. In addition to any other required legends, each Warrant shall bear a legend referring to the foregoing restriction on transfer. The transfer restrictions set forth in the Warrant and the foregoing provisions of this Section 2(e) shall terminate as to any particular Warrants when such Warrants shall have been effectively registered under the Securities Act or sold pursuant to a public sale. Whenever such transfer restrictions shall terminate as to any Warrants, the Holder thereof shall be entitled to receive from the Company, at the Company’s sole expense, new Warrants without the foregoing legend.
(f)    Transferability of Warrant. Except as set forth in this Warrant and subject to applicable federal and state securities Laws, the Warrant and Warrant Shares shall be freely transferable by the Holder to any Person.
(g)    Continuing Rights of Holder. The Issuer will, at the time of, or at any time after, each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing the extent, if any, of its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Issuer to afford such rights to such Holder.
(h)    Compliance with Securities Laws.
(i)    The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.
(ii)    Except as provided in paragraph (iii) below, this Warrant shall be stamped or imprinted with a legend in substantially the following form:

NEITHER THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.
(iii)    The Issuer agrees to reissue this Warrant, if at such time, prior to making any transfer of any such securities, the Holder shall give written notice to the Issuer describing the manner and terms of such transfer. Such proposed transfer will not be effected until: (a) either (i) other than with respect to transfer to Affiliates of the Issuer, the Issuer has received an opinion of counsel reasonably satisfactory to the Issuer, to the effect that the registration or qualification of such securities under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act or state securities laws covering such proposed disposition has been filed by the Issuer with the Securities and Exchange Commission and has become effective under the Securities Act and the securities have been qualified under state securities laws, (iii) the Issuer has received other evidence reasonably satisfactory to the Issuer that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the Holder provides the Issuer with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Issuer has received reasonable assurance that registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or “blue sky” laws has been effected or a valid exemption exists with respect thereto. The Issuer will respond to any such notice from a holder within five Trading Days. In the case of any proposed transfer under this Section 2(h), the Issuer will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to the Issuer. The restrictions on transfer contained in this Section 2(h) shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other Section of this Warrant. Whenever a certificate representing the Warrant Shares is required to be issued to the Holder without a legend, in lieu of delivering physical certificates representing the Warrant Shares, the Issuer shall cause its transfer agent to electronically transmit the Warrant Shares to the Holder by crediting the account of the Holder or Holder’s prime broker with DTC through its DWAC system (to the extent not inconsistent with any provisions of this Warrant or the Purchase Agreement).
(i)    Accredited Investor Status. In no event may the Holder exercise this Warrant in whole or in part unless the Holder is an “accredited investor” as defined in Regulation D under the Securities Act.

3.    Shares Fully Paid; Reservation and Listing of Shares; Covenants.
(a)    Shares Fully Paid; Reservation. The Issuer represents, warrants, covenants and agrees that all Warrant Shares which may be issued upon the exercise of this Warrant or otherwise hereunder will, when issued in accordance with the terms of this Warrant, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by or through the Issuer. The Issuer further covenants and agrees that during the period within which this Warrant may be exercised, the Issuer will at all times have authorized and reserved for the purpose of the issuance upon exercise of this Warrant a number of authorized but unissued Shares equal to at least the number of Shares issuable upon exercise of this Warrant without regard to any limitations on exercise.
(b)    Registration; Listing. If any Shares required to be reserved for issuance upon exercise of this Warrant or as otherwise provided hereunder require registration or qualification with any Governmental Authority under any federal or state law before such shares may be so issued, the Issuer will in good faith use its best efforts as expeditiously as possible at its expense to cause such shares to be duly registered or qualified. If the Issuer shall list any Shares on any securities exchange or market it will, at its expense, list thereon, and maintain and increase when necessary such listing, of, all Warrant Shares from time to time issued upon exercise of this Warrant or as otherwise provided hereunder (provided that such Warrant Shares have been registered pursuant to a registration statement under the Securities Act then in effect), and, to the extent permissible under the applicable securities exchange rules, all unissued Warrant Shares which are at any time issuable hereunder, so long as any Shares shall be so listed. The Issuer will also so list on each securities exchange or market, and will maintain such listing of, any other securities which the Holder of this Warrant shall be entitled to receive upon the exercise of this Warrant if at the time any securities of the same class shall be listed on such securities exchange or market by the Issuer.
(c)    Covenants. The Issuer shall not by any action including, without limitation, amend the Certificate of Incorporation or Bylaws of the Issuer, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder hereof. Without limiting the generality of the foregoing, the Issuer will (i) not permit the par value, if any, of its Shares to exceed the then effective Warrant Price, (ii) not amend or modify any provision of the Certificate of Incorporation or Bylaws of the Issuer in any manner that would adversely affect the rights of the Holder, (iii) take all such action as may be reasonably necessary in order that the Issuer may validly and legally issue fully paid and nonassessable Shares, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Warrant, and (iv) use its reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be reasonably necessary to enable the Issuer to perform its obligations under this Warrant.
(d)    Loss, Theft, Destruction of Warrant. Upon receipt of evidence reasonably satisfactory to the Issuer of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity (but not the posting of any surety or other bond) reasonably satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the number of Shares remaining available upon exercise of the Warrant which has been lost, stolen, destroyed or mutilated.
(e)    Payment of Taxes. The Issuer will pay all transfer and issuance taxes attributable to the preparation, issuance and delivery of this Warrant (and any replacement Warrants) including, without limitation, all documentary and stamp taxes attributable to the initial issuance of the Warrant Shares issuable upon exercise of this Warrant; provided, however, that the Issuer shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates representing Warrant Shares or registration of such Warrant Shares in book-entry form, as applicable, in a name other than that of the Holder in respect to which such shares are issued.

4.    Adjustment of Warrant Price. The price at which such Warrant Shares may be purchased upon exercise of this Warrant and/or the number of Warrant Shares issuable shall be subject to adjustment from time to time as set forth in this Section 4. The Issuer shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 4 in accordance with the notice provisions set forth in Section 5.
(a)    Recapitalization, Reorganization, Reclassification, Consolidation, Merger or Sale. In the event that the Holder has elected not to exercise this Warrant prior to the consummation of a Change of Control, the Surviving Corporation and/or each Person (other than the Issuer) which may be required to deliver any Securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (A) the obligations of the Issuer under this Warrant, including, without limitation, those under the Purchase Agreement (and if the Issuer shall survive the consummation of such Change of Control, such assumption shall be in addition to, and shall not release the Issuer from, any continuing obligations of the Issuer under this Warrant), and (B) the obligation to deliver to such Holder such Securities, cash or property as, in accordance with the foregoing provisions of this Section 4(a), such Holder shall be entitled to receive, and the Surviving Corporation and/or each such Person shall have similarly delivered to such Holder an opinion of counsel for the Surviving Corporation and/or each such Person, which counsel shall be reasonably satisfactory to such Holder, or in the alternative, a written acknowledgement executed by the President or Chief Financial Officer of the Issuer, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this Section 4(a)) shall be applicable to the Securities, cash or property which the Surviving Corporation and/or each such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto.
(b)    Share Dividends, Subdivisions and Combinations. If at any time the Issuer shall:
(i)    make or issue or set a record date for the holders of the Shares for the purpose of entitling them to receive a dividend payable in, or other distribution of, Shares,
(ii)    undertake a division of its outstanding Shares into a larger number of Shares, or
(iii)    undertake a combination of its outstanding Shares into a smaller number of Shares, then (1) the number of Shares for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of Shares which a record holder of the same number of Shares for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of Shares for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of Shares for which this Warrant is exercisable immediately after such adjustment.
(c)    Certain Other Distributions. If at any time the Issuer shall make or issue or set a record date for the holders of the Shares for the purpose of entitling them to receive any dividend or other distribution of:
(i)     cash,
(ii)    any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, Share Equivalents or Additional Shares), or
(iii)    any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, Share Equivalents or Additional Shares), then (1) the number of Shares for which this Warrant is exercisable shall be adjusted to equal the product of the number of Shares for which this Warrant is exercisable immediately prior to such adjustment multiplied by a fraction (A) the numerator of which shall be the Per Share Market Value of Shares at the date of taking such record and (B) the denominator of which shall be such Per Share Market Value minus the amount allocable to one share of Shares of any such cash so distributable and of the fair value (as determined in good faith by the Board of Directors of the Issuer and supported by an opinion from an investment banking firm mutually agreed upon by the Issuer and the Holder) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of Shares for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of Shares for which this Warrant is exercisable immediately after such adjustment. A reclassification of the Shares (other than a change in par value, or from par value to no par value or from no par value to par value) into Shares and shares of any other class of stock shall be deemed a distribution by the Issuer to the holders of its Shares of such shares of such other class of stock within the meaning of this Section 4(c) and, if the outstanding Shares shall be changed into a larger or smaller number of Shares as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding Shares within the meaning of Section 4(b).
(d)    Issuance of Additional Shares. In the event the Issuer shall at any time following the Closing Date issue any Additional Shares (otherwise than as provided in the foregoing subsections (b) through (c) of this Section 4), at a price per share less than the Warrant Price then in effect or without consideration, then the Warrant Price upon each such issuance shall be adjusted to the price equal to the consideration per share paid for such Additional Shares, provided, however, notwithstanding anything to the contrary, no adjustment to the Warrant Price shall occur as a result of the issuance or deemed issuance of Additional Shares if the Company receives written notice from the holders of at least a majority in interest of the aggregate number of shares of common stock then issuable (without regards to any exercise limitations) upon exercise of the then outstanding warrants issued pursuant to the Purchase Agreement (the “Outstanding Warrants”), which majority shall include each of the Lead Investors (as defined in the Purchase Agreement), agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares.
(e)    Issuance of Share Equivalents. In the event the Issuer shall at any time following the Closing Date take a record of the holders of its Shares for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Issuer is the surviving corporation) issue or sell, any Share Equivalents, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Shares are issuable upon such conversion or exchange shall be less than the Warrant Price in effect immediately prior to the time of such issue or sale, or if, after any such issuance of Share Equivalents, the price per share for which Additional Shares may be issuable thereafter is amended or adjusted, and such price as so amended shall be less than the Warrant Price in effect at the time of such amendment or adjustment, then the Warrant Price then in effect shall be adjusted as provided in Section 4(d). No further adjustments of the number of Shares for which this Warrant is exercisable and the Warrant Price then in effect shall be made upon the actual issue of such Shares upon conversion or exchange of such Share Equivalents.
(f)    Other Provisions applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments of the number of Shares for which this Warrant is exercisable and the Warrant Price then in effect provided for in this Section 4:
(i)    Computation of Consideration. To the extent that any Additional Shares or any Share Equivalents (or any warrants or other rights therefor) shall be issued for cash consideration, the consideration received by the Issuer therefor shall be the amount of the cash received by the Issuer therefor, or, if such Additional Shares or Share Equivalents are offered by the Issuer for subscription, the subscription price, or, if such Additional Shares or Share Equivalents are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and without taking into account any compensation, discounts or expenses paid or incurred by the Issuer for and in the underwriting of, or otherwise in connection with, the issuance thereof). In connection with any merger or consolidation in which the Issuer is the Surviving Corporation (other than any consolidation or merger in which the previously outstanding Shares of the Issuer shall be changed to or exchanged for the stock, ordinary or Shares, or other securities of another corporation), the amount of consideration therefor shall be deemed to be the fair value, as determined reasonably and in good faith by the Board, of such portion of the assets and business of the non-surviving corporation as the Board may determine to be attributable to such Shares or Share Equivalents, as the case may be. The consideration for any Additional Shares issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Issuer for issuing such warrants or other rights plus the additional consideration payable to the Issuer upon exercise of such warrants or other rights. The consideration for any Additional Shares issuable pursuant to the terms of any Share Equivalents shall be the consideration received by the Issuer for issuing warrants or other rights to subscribe for or purchase such Share Equivalents, plus the consideration paid or payable to the Issuer in respect of the subscription for or purchase of such Share Equivalents, plus the additional consideration, if any, payable to the Issuer upon the exercise of the right of conversion or exchange in such Share Equivalents. In the event of any consolidation or merger of the Issuer in which the Issuer is not the Surviving Corporation or in which the previously outstanding Shares of the Issuer shall be changed into or exchanged for the stock, ordinary or Shares, or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Issuer for stock, ordinary or Shares, or other securities of any corporation, the Issuer shall be deemed to have issued a number of Shares for stock, ordinary or Shares, or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock, ordinary or Shares, or securities or other property of the other corporation. In the event any consideration received by the Issuer for any securities consists of property other than cash, the fair market value thereof at the time of issuance or as otherwise applicable shall be as determined in good faith by the Board. In the event Shares are issued with other shares or securities or other assets of the Issuer for consideration which covers both, the consideration computed as provided in this Section 4(f)(i) shall be allocated among such securities and assets as determined in good faith by the Board.
(ii)    When Adjustments to Be Made. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of Shares for which this Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of Shares, as provided for in Section 4(b)) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than one percent of the Shares for which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.
(iii)    Fractional Interests. In computing adjustments under this Section 4, fractional interests in Shares shall be taken into account to the nearest 1/100th of a share.
(iv)    When Adjustment Not Required. If the Issuer shall take a record of the holders of its Shares for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to shareholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.
(g)    Form of Warrant after Adjustments. The form of this Warrant need not be changed because of any adjustments in the Warrant Price or the number and kind of Securities purchasable upon the exercise of this Warrant.

5.    Notice of Adjustments. Whenever the Warrant Price or Warrant Share Number shall be adjusted pursuant to Section 4 hereof (for purposes of this Section 5, each an “adjustment”), the Issuer shall cause its Chief Financial Officer to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price and Warrant Share Number after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to the Holder of this Warrant promptly after each adjustment. Any dispute between the Issuer and the Holder of this Warrant with respect to the matters set forth in such certificate may at the option of the Holder of this Warrant be submitted to a national or regional accounting firm reasonably acceptable to the Issuer and the Holder, provided that the Issuer shall have 10 days after receipt of notice from such Holder of its selection of such firm to object thereto, in which case such Holder shall select another such firm and the Issuer shall have no such right of objection. The firm selected by the Holder of this Warrant as provided in the preceding sentence shall be instructed to deliver a written opinion as to such matters to the Issuer and such Holder within 30 days after submission to it of such dispute. Such opinion shall be final and binding on the parties hereto. The costs and expenses of the initial accounting firm shall be paid equally by the Issuer and the Holder and, in the case of an objection by the Issuer, the costs and expenses of the subsequent accounting firm shall be paid in full by the Issuer.
6.    Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise hereof, but in lieu of such fractional shares, the Issuer shall round the number of shares to be issued upon exercise up to the nearest whole number of shares.
7.    Ownership Cap and Exercise Restriction.
(a)    The Company shall not effect any conversion of any share of Series C Preferred Stock or issue any Warrant Shares upon exercise of the Warrants, and a Holder shall not have the right to convert or exercise, as applicable, any portion of such securities, to the extent that, after giving effect to such attempted conversion or exercise set forth on an applicable Notice of Conversion (as defined in the Series C Certificate of Designation) and Notice of Exercise, such Holder (together with any other Person whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) or Section 16 of the Exchange Act and the applicable rules and regulations of the Commission, including any “group” of which the Holder is a member (the foregoing, “Attribution Parties”)) would beneficially own a number of shares of Common Stock in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Attribution Parties shall include the number of shares of Common Stock issuable upon conversion or exercise, as applicable, of the Series C Preferred Stock or Warrants, as the case may be, subject to the Notice of Conversion (as defined in the Series C Certificate of Designation) or Automatic Conversion or Notice of Exercise, as applicable, with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted Series C Preferred Stock beneficially owned by such Holder or any of its Attribution Parties, and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including any Warrants) beneficially owned by such Holder or any of its Attribution Parties that are subject to and would exceed a limitation on conversion or exercise similar to the limitation contained herein.
(b)    For purposes of this Section 7, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable rules and regulations of the Commission, and the terms “beneficial ownership” and “beneficially own” have the meanings ascribed to such terms therein. In addition, for purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable regulations of the Commission. For purposes of this Section 7, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Company’s most recent periodic or annual filing with the Commission, as the case may be, (B) a more recent public announcement by the Company that is filed with the Commission, or (C) a more recent notice by the Company or the Company’s transfer agent to the Holder setting forth the number of shares of Common Stock then outstanding. Upon the written request of a Holder (which may be by email), the Company shall, within three Trading Days thereof, confirm in writing to such Holder (which may be via email) the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to any actual conversion or exercise of securities of the Corporation, including shares of Series C Preferred Stock, by such Holder or its Attribution Parties since the date as of which such number of outstanding shares of Common Stock was last publicly reported or confirmed to the Holder. The “Beneficial Ownership Limitation” shall be set at 9.99% of the number of shares of the Common Stock assuming full conversion or exercise, as applicable, of the Series C Preferred Stock or Warrants, as the case may be, subject to the Notice of Conversion or Automatic Conversion (as defined in the Series C Certificate of Designation) or Notice of Exercise, as applicable, or 4.99% in the case of a Lead Investor (as defined in the Purchase Agreement). The Company shall be entitled to rely on representations made to it by the Holder in any Notice of Exercise regarding its Beneficial Ownership Limitation. Notwithstanding the foregoing, by written notice to the Company, any Holder, other than a Lead Investor (as defined in the Purchase Agreement), may reset the Beneficial Ownership Limitation percentage to a higher percentage, not to exceed 9.99%, which increase will not be effective until the sixty-first (61st) day after such written notice is delivered to the Company. Notwithstanding the foregoing, at any time following notice of a Change of Control, the Holder may waive and/or change the Beneficial Ownership Limitation effective immediately upon written notice to the Company and may reinstitute a Beneficial Ownership Limitation at any time thereafter effective immediately upon written notice to the Corporation. The provisions of this Section 7 shall be construed, corrected and implemented in a manner so as to effectuate the intended Beneficial Ownership Limitation herein contained and the shares of Common Stock underlying the Warrant in excess of the Beneficial Ownership Limitation shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act.
8.    Definitions. For the purposes of this Warrant, the following terms have the following meanings:
“Additional Shares” means all Shares issued by the Issuer after the Closing Date, and all Other Shares, if any, issued by the Issuer after the Closing Date, except: (i) securities issued (other than for cash) in connection with a merger, acquisition, or consolidation, (ii) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date of the Purchase Agreement or issued pursuant to the Purchase Agreement (so long as the conversion or exercise price in such securities are not amended to lower such price and/or adversely affect the Holder unless the issuance of shares pursuant to the Purchase Agreement results in a lower adjusted price) or issued pursuant to the Merger Agreement, (iii) the Warrant Shares, (iv) securities issued in connection with bona fide strategic license agreements, consulting agreements, or other partnering or technology development arrangements so long as such issuances are not for the purpose of raising capital, (v)  Shares issued or the issuance or grants of options to purchase Shares pursuant to the Issuer’s equity incentive plans adopted by the Board, and (vi) any warrants or similar rights issued to the finders, placement agents or their respective designees for the transactions contemplated by the Purchase Agreement or in subsequent offerings or placements. The exclusions set forth in this definition shall also apply to the issuance or sale of Share Equivalents. “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.
“Board” shall mean the Board of Directors of the Issuer.
“Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in the City of New York, New York, are authorized or required by law or executive order to close.

“Bylaws” means the Bylaws of the Issuer as in effect on the date hereof, and as hereafter from time to time amended, modified, supplemented or restated in accordance with the terms hereof and thereof and pursuant to applicable law.
“Certificate of Incorporation” means the Certificate of Incorporation of the Issuer as in effect on the date hereof, and as hereafter from time to time amended, modified, supplemented or restated in accordance with the terms hereof and thereof and pursuant to applicable law.
“Change of Control” shall mean if, at any time while Series C Preferred Stock is outstanding, and except in respect of any shares of Series C Preferred Stock issued pursuant to the Merger Agreement or the Purchase Agreement, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of more than 50% of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby the holders of the Common Stock immediately prior to such transaction or related transactions cease to hold more than 50% of the outstanding shares of Common Stock immediately following the consummation of such transaction or related transactions.
“Convertible Securities” means evidences of indebtedness, shares of Equity Capital or other Securities, in any case, which are or may be at any time convertible into or exchangeable for Additional Ordinary Shares. The term “Convertible Security” means one of the Convertible Securities.
“Equity Capital” means and includes (i) any and all ordinary shares, stock or other common or equity shares, interests, participations or other equivalents of or interests therein (however designated), including, without limitation, shares of preferred or preference shares, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.
“Governmental Authority” means any governmental, regulatory or self-regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.
“Holders” mean the Persons who shall from time to time own this Warrant or any one or more Warrants issued in replacement hereof in accordance with the terms hereof. The term “Holder” means one of the Holders.
“Independent Appraiser” means a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Issuer) that is regularly engaged in the business of appraising the Equity Capital or assets of corporations or other entities as going concerns, and which is not affiliated with either the Issuer or the Holder of any Warrant.
“Merger Agreement” means Agreement and Plan of Merger and Reorganization by and among the Company, Project Athens Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company, Project Athens Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company, Second Project Athens Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, AlmataBio, Inc., and the securityholders’ representative identified therein.
“Other Shares” means any other Equity Capital of the Issuer of any class which shall be authorized at any time after the date of this Warrant (other than Shares) and which shall have the right to participate in the distribution of earnings and assets of the Issuer without limitation as to amount.
“Per Share Market Value” means on any particular date (a) the last closing bid price per Share on such date on a registered national stock exchange on which the Shares are then listed, or if there is no such price on such date, then the closing price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Shares are not listed or traded then on any registered national stock exchange, the last closing bid price for a Share in the over-the-counter market, as reported by the U.S. national securities exchange on which the Shares are traded at the close of business on such date, or (c) if the Shares are not then publicly traded the fair market value of a Share as determined by an Independent Appraiser selected in good faith by the Holder; provided, however, that the Issuer, after receipt of the determination by such Independent Appraiser, shall have the right to select an additional Independent Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Independent Appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any dividends, splits or other similar transactions during such period. The determination of fair market value by an Independent Appraiser shall be based upon the fair market value of the Issuer determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value, and shall be final and binding on all parties. In determining the fair market value of any Shares, no consideration shall be given to any restrictions on transfer of the Shares imposed by agreement or by federal or state securities laws, or to the existence or absence of, or any limitations on, voting rights.
“Person” means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.
“Principal Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the Nasdaq Capital Market.
“Purchase Agreement” means the Securities Purchase Agreement, dated March 27, 2024, by and among the Issuer and the Holder.
“Registration Rights Agreement” means the Registration Rights Agreement, dated March [●], 2024, by and among the Issuer and the Holder.
“Requisite Stockholder Approval” means the stockholder approval of the conversion of all issued and outstanding Warrants into shares of Common Stock in accordance with the Nasdaq Stock Market Rules.
“Series C Certificate of Designation” means the Certificate of Designation for the Company’s Series C Preferred Stock, dated March 27, 2024.
“Securities” means any debt or equity securities of the Issuer, whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to purchase or acquire any Security. “Security” means one of the Securities.
“Share Equivalent” means any Convertible Security or warrant, option or other right to subscribe for or purchase any Additional Shares or any Convertible Security.

“Subsidiary” means any corporation at least 50% of whose outstanding Voting Shares shall at the time be owned directly or indirectly by the Issuer or by one or more of its Subsidiaries, or by the Issuer and one or more of its Subsidiaries.
“Surviving Corporation” means (a) the corporation surviving or resulting from any merger, consolidation, reorganization, share exchange or similar corporate transaction involving the Company; (b) the direct or indirect parent company of such surviving corporation; or (c) an entity that acquires all or substantially all of the business and assets of the Company.
“Term” has the meaning specified in Section 1 hereof.
“Trading Day” means a day on which the Shares are traded on a the Principal Market; provided, however, that in the event that the Shares are not listed or quoted as set forth in the foregoing clause, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.
“Voting Shares” means, as applied to the Equity Capital of any corporation, Equity Capital of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the Board of Directors (or other governing body) of such corporation, other than Equity Capital having such power only by reason of the happening of a contingency.
“Warrant Price” means the exercise price set forth in the first paragraph of this Warrant, as such price may be adjusted from time to time as shall result from the adjustments specified in this Warrant, including Section 4 hereto.
“Warrant Share Number” means at any time the aggregate number of Warrant Shares which may at such time be purchased upon exercise of this Warrant, after giving effect to all prior adjustments and increases to such number made or required to be made under the terms hereof.
“Warrant Shares” means Shares issuable upon exercise of this Warrant.
9.    Other Notices. In case at any time:
(a)    the Issuer shall make any distributions to the holders of Shares; or
(b)    the Issuer shall authorize the granting to all holders of its Shares of rights to subscribe for or purchase any shares of Equity Capital of any class or other rights; or
(c)    there shall be any reclassification of the Equity Capital of the Issuer; or
(d)    there shall be any capital reorganization by the Issuer; or
(e)    there shall be any (i) consolidation or merger involving the Issuer or (ii) sale, transfer or other disposition of all or substantially all of the Issuer’s property, assets or business (except a merger or other reorganization in which the Issuer shall be the surviving corporation and its shares of Equity Capital shall continue to be outstanding and unchanged and except a consolidation, merger, sale, transfer or other disposition involving a wholly-owned Subsidiary); or
(f)    there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Issuer or any partial liquidation of the Issuer or distribution to holders of Shares;

then, in each such case, the Issuer shall, to the extent permitted by law, give written notice to the Holder of the date on which (i) the books of the Issuer shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, shall take place. Such notice also shall specify the date as of which the holders of Shares of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be. To the extent permitted by law, such notice shall be given at least twenty (20) days prior to the action in question and not less than five (5) days prior to the record date or the date on which the Issuer’s transfer books are closed in respect thereto. This Warrant entitles the Holder to receive copies of all financial and other information distributed or required to be distributed to the holders of the Shares.
10.    Amendment and Waiver. Any term, covenant, agreement or condition in this Warrant may be amended by a written instrument or written instruments executed by the Issuer and the holders of at least a majority in interest of the aggregate number of shares of common stock then issuable (without regards to any exercise limitations) upon exercise of the then Outstanding Warrants, which majority shall include each of the Lead Investors (as defined in the Purchase Agreement) then holding an Outstanding Warrant, provided that no amendment to the Warrant Price, Section 1, Section 7 or this Section 10 may be made without the consent of the Holder. Notwithstanding the foregoing, no term, covenant, agreement or condition in this Warrant may be amended in a manner that is disproportionately adverse to the Holder when compared with the holders of the Other Warrants without the consent of the Holder hereof, where “Other Warrants” means the other warrants issued pursuant to the Purchase Agreement.
11.    Governing Law; Jurisdiction(a)    . This Warrant shall be governed by the internal laws of the State of New York, without giving effect to the choice of law provisions except Section 5-1401 of the New York General Obligations Law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.
All disputes, controversies or claims between the parties arising out of or in connection with this Warrant (including its existence, validity or termination) which cannot be amicably resolved shall be finally resolved and settled under the Rules of Arbitration of the American Arbitration Association and its affiliate the International Center for Dispute Resolution in New York City. The arbitration tribunal shall be composed of one arbitrator. The arbitration will take place in New York City, New York, and shall be conducted in the English language. The arbitration award shall be final and binding on the parties.
12.    Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be delivered in writing by electronic mail properly addressed to the party to receive the same. Notice delivered by electronic mail shall be deemed received at the time it is sent as long as the sender does not receive an automated notification by the recipient’s email server that the delivery has failed. The email addresses for such communications shall be:

If to the Holder, at such address as reflected on the Company’s records.

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

13.    Remedies. The Issuer stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Issuer in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.
14.    Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Issuer (including any Successor Company as set forth in the Purchase Agreement), the Holder hereof and (to the extent provided herein) the Holders of Warrant Shares issued pursuant hereto, and shall be enforceable by any such Holder or Holder of Warrant Shares.
15.    Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.
16.    Headings. The headings of the Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.
17.    Registration Rights. The Holder of this Warrant is entitled to the benefit of certain registration rights with respect to the Warrants and Warrant Shares issuable upon the exercise of this Warrant pursuant to the Registration Rights Agreement.
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IN WITNESS WHEREOF, the Issuer has executed this Warrant as of the day and year first above written.

AVALO THERAPEUTICS, INC.

By:
Name:
Title:

EXERCISE FORM
WARRANT
AVALO THERAPEUTICS, INC.
The undersigned _______________, pursuant to the provisions of the within Warrant, hereby elects to purchase _____ Warrant Shares covered by the within Warrant.

Dated:	Signature

Address

Number of Warrant Shares beneficially owned or deemed beneficially owned by the Holder on the date of exercise: _________________________
The undersigned is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended.
The Holder shall pay the sum of $________ by certified or official bank check (or via wire transfer) to the Issuer in accordance with the terms of the Warrant.
Check the applicable box:
☐    The undersigned is exercising the Warrant with respect to [__________] shares of Preferred Stock.
☐    The undersigned is exercising the Warrant with respect to [__________] shares of Common Stock.
Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

[SIGNATURE OF HOLDER]

Name of Investing Entity:
Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

ASSIGNMENT
FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer the said Warrant on the books of the within named corporation.
Dated: _________________    Signature    ___________________________
    Address    _____________________
        _____________________
PARTIAL ASSIGNMENT
FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the right to purchase _________ Warrant Shares evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.
Dated: _________________    Signature    ___________________________
    Address    _____________________
        _____________________
FOR USE BY THE ISSUER ONLY:
This Warrant No. W-___ canceled (or transferred or exchanged) this _____ day of ___________, _____, Shares issued therefor in the name of _______________, Warrant No. W-_____ issued for ____ Shares in the name of _______________.